Exhibit 99.1
SolarWinds Appoints Lewis Black as Chief Financial Officer

Black brings over 25 years of strategic finance expertise in IT platform transformation and expansion, operational scaling, and growth acceleration

AUSTIN, TEXAS – JUNE 10, 2024 – SolarWinds (NYSE:SWI), a leading provider of simple, powerful, secure observability and IT management software, today announced the appointment of Lewis Black as its Executive Vice President, Chief Financial Officer, and Treasurer to be effective in August 2024.

Black brings over 25 years of experience in the information technology space, having served in financial and operational roles at AT&T, Lucent Technologies, Avaya, and Citrix. He most recently served as Chief Executive Officer of Actian, a hybrid data management, analytics, and integration company, from 2020 to 2023 and as Senior Vice President and Chief Financial Officer from 2018 to 2020, with responsibility for the company’s financial and capital management strategies, strategic and operational planning, and driving the operational execution.

“Lewis brings tremendous experience in transforming tech companies, which will be invaluable to us,” said Sudhakar Ramakrishna, President and CEO of SolarWinds. “As part of our own ongoing transformation, we look forward to leveraging his vast experience—and we are enthusiastic about this new phase of SolarWinds.”

“I am honored to join SolarWinds and help lead the company through its next phase of growth,” said Black. “For over 25 years, SolarWinds has helped customers transform their businesses with simple, powerful, secure solutions. I’m excited to work with our customers, partners, and employees to set a new trajectory for our ongoing growth.”

Prior to Actian, Black served as Chief Financial Officer of Nexmo, Inc., a leader in the communications platform as a service (“CPaaS”) segment of the cloud communications market, and then as Chief Operating Officer and General Manager of the Nexmo line of business after the company’s acquisition by Vonage Holdings Corp., where he scaled the Nexmo line of business while integrating the business into Vonage. Black graduated from Strathclyde University in Glasgow and was previously a Fellow member of the Chartered Association of Certified Accountants in the United Kingdom (FCCA).

Black will succeed J. Barton Kalsu, who tendered his resignation on June 6, 2024, in order to explore other professional opportunities. Kalsu will remain as the Company’s Chief Financial Officer through August 15, 2024, and has agreed to serve in an advisory capacity to support an orderly transition.

“Bart’s many contributions to SolarWinds over the past 17 years helped shape the company we are today, having shepherded two public offerings and a take-private,” Ramakrishna said. “On behalf of every Solarian, I thank him for his exceptional leadership and wish him great success in his future endeavors.”

The company is filing a Form 8-K with the Securities and Exchange Commission today.

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About SolarWinds

SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, secure observability and IT management software built to enable customers to accelerate their digital transformation. Our solutions provide organizations worldwide—regardless of type, size, or complexity—with a comprehensive and unified view of today’s modern, distributed, and hybrid network environments. We continuously engage with IT service and operations professionals, DevOps and SecOps professionals, and database administrators (DBAs) to understand the challenges they face in maintaining high-performing and highly available hybrid IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK community, allow us to address customers’ needs now and in the future. Our focus on the user and our commitment to excellence in end-to-end hybrid IT management have established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.

© 2024 SolarWinds Worldwide, LLC. All rights reserved.

Media Contacts:
John Eddy Goldin Solutions Phone: +1-646-660-8648 solarwinds@goldinsolutions.com	Jenne Barbour SolarWinds Phone: +1-512-498-6804 pr@solarwinds.com

Investor Contacts:
Tim Karaca SolarWinds ir@solarwinds.com